                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): April 9, 1999



                                  MedQuist Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



   New Jersey                          0-19941                 22-253 1298
   ----------                          -------                 -----------
(State or other                      (Commission             (I.R.S. Employer
 jurisdiction                           File                Identification No.)
of incorporation                        Number)
or organization)


                              Five Greentree Centre
                                    Suite 311
                                Marlton, NJ 08053

               --------------------------------------------------
               (address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 596-8877

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Item 5 - Other Events
---------------------

         On April 9, 1999, MedQuist Inc. entered into an agreement with Lanier Worldwide, Inc. for MedQuist to acquire substantially all of the assets of Lanier Transcription Services, a national provider of medical transcription services located in Atlanta, Georgia. If completed, this acquisition will further expand our client base, network of transcriptionists and geographic presence. During fiscal year 1998, Lanier Transcription Services generated revenue of approximately $25 million, operating through a network consisting of 30 offices and 550 transcriptionists. MedQuist intends to integrate Lanier Transcription Services into MedQuist's existing operations. The purchase price is $35 million and the transaction will be accounted for as a purchase of assets and is scheduled to close during the second quarter of 1999. The completion of the acquisition is subject to regulatory approval and other customary conditions to closing.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEDQUIST INC.

Date:    April 16, 1999                    By:
                                              ---------------------------------
                                        Name: John M. Suender
                                       Title: Senior Vice President and
                                                General Counsel


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